EXHIBIT (J)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of the Fremont Global Fund, Fremont International Growth Fund, Fremont Large Cap Value Fund, Fremont Large Cap Growth Fund, Fremont Structured Core Fund, Fremont U.S. Small Cap Fund, Fremont U.S. Micro-Cap Fund, Fremont Real Estate Securities Fund, Fremont Bond Fund, Fremont California Intermediate Tax-Free Fund, Fremont Money Market Fund, Fremont Institutional U.S. Micro-Cap Fund, and Fremont Institutional Yield+ Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors; Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

San Francisco, California
March 2, 2004